Exhibit 10.1

BPGC Acquisition Corp.
1177 Avenue of the Americas, 5th Floor
New York, NY 10036

February 12, 2026

Ross Holding Company LLC
1 Pelican Lane
Palm Beach, FL 33480

RE: Subscription Agreement

Gentlemen:

This subscription agreement (this “Agreement”) is entered into on February 12, 2026 by and between Ross Holding Company LLC, a Cayman Islands limited liability company (the “Subscriber” or “you”), and BPGC Acquisition Corp., a Cayman Islands exempted company (the “Company”). Pursuant to the terms hereof, the Company hereby accepts the offer the Subscriber has made to purchase 430,000 preference shares, $0.0001 par value per share, having the terms set forth on Schedule I attached hereto (the “Shares”). The Company and the Subscriber’s agreements regarding such Shares are as follows:

1.	Purchase of Securities.

1.1	Purchase of Shares. For the sum of US$43 (the “Purchase Price”), which the Company acknowledges receiving in cash (in payment for the repurchase of the Class A Ordinary Shares (hereinafter defined), the Company hereby issues the Shares to the Subscriber, and the Subscriber hereby subscribes for and purchases the Shares from the Company, on the terms and subject to the conditions set forth in this Agreement.

1.2	Repurchase of Subscriber Shares. On the issuance of the Shares, the Subscriber hereby assigns and transfers to the Company for the total consideration of US$43 (which is to be used as the Purchase Price of the Shares) the 4,300,000 Class A ordinary shares, US$0.0001 par value per share (the "Class A Ordinary Shares"), that the Subscriber holds in the Company.

2.	Representations, Warranties and Agreements.

2.1	Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1.	No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3.	Registration and Authority. The Subscriber is a Cayman Islands limited liability company, validly formed and existing and in good standing under the laws of the Cayman Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement will be a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4.	Experience, Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Subscriber’s investment in the Shares.

2.1.5.	Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6.	Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on specific exemptions from registration provisions under federal and state law.

2.1.7.	Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.8.	Restrictions on Transfer; Shell Company. Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Subscriber understands that the certificates representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Shares. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9.	No Governmental Consents. No governmental, administrative or other third party consents or approvals are required or necessary on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2	Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1.	Incorporation and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Company, this Agreement will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the memorandum and articles of association of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3.	Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration in the Company’s register of members, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration in the Company’s register of members, the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Shares may be subject, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4.	No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3.	Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the initial public offering (“IPO”) were deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchased ordinary shares in the IPO or in the aftermarket, any additional Shares so purchased shall be eligible to receive any liquidating distributions by the Company pursuant to the terms thereof. However, in no event will the Subscriber have the right to redeem any ordinary shares into funds held in the Trust Account upon the successful completion of an initial business combination.

4.	Restrictions on Transfer.

4.1	Securities Law Restrictions. In addition to any applicable restrictions previously agreed to by Subscriber, Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

4.2	Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

4.3	Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share sub-division, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 4 or into which such Shares thereby become convertible shall immediately be subject to this Section 4. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 4.

4.4	Registration Rights. Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration statement under the federal securities laws.

5.	Other Agreements.

5.1	Intended Tax Treatment. For U.S. federal (and applicable state and local) income tax purposes, the parties hereto intend that the transactions set forth in Section 1 of this Agreement, when taken together, (1) are treated as a single integrated transaction in which the Class A Ordinary Shares are exchanged for the Shares and (2) qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), of the Class A Ordinary Shares for the Shares (collectively, the “Intended Tax Treatment”). Each of the parties hereto (1) shall not file (or cause its affiliates to file) any applicable tax return in a manner that is inconsistent with the Intended Tax Treatment and (2) shall not take any action or position inconsistent with the Intended Tax Treatment, in each case, unless otherwise required by a “determination” that is final within the meaning of Section 1313(a) of the Code (or a corresponding or similar provision or event with respect to state and local income tax law).

5.2	Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.3	Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

5.4	Entire Agreement. This Agreement, together with that certain Letter Agreement, dated as of March 16, 2021, between the Company and the Sponsor (as amended, modified, waived or restated from time to time) and that certain Sponsor Support Agreement, dated as of July 22, 2025, by and among the Company, Innovative Rocket Technologies Inc., a Delaware corporation, iRocket Technologies, Inc., a Delaware corporation, and the Sponsor (as amended, modified, waived or restated from time to time), embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

5.5	Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

5.6	Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.7	Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

5.8	Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third- party beneficiary of this Agreement.

5.9	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.10	Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

5.11	No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.12	Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

5.13	No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

5.14	Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.15	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.16	Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

5.17	Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

5.18	Voting and Redemption of Shares. Subscriber agrees not to seek redemption or repurchase with respect to such Shares in connection with any initial business combination that the Company negotiates and submits for approval to the Company’s shareholders, and acknowledges that the Shares will not be entitled to vote as a class with any of the Class A Ordinary Shares issued as part of the units sold by the Company in the IPO on any such initial business combination. Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

BPGC ACQUISITION CORP.

By:	/s/ Nadim Qureshi
	Name:	Nadim Qureshi
	Title:	Chief Executive Officer and President

Accepted and agreed as of the date first written above.

ROSS HOLDING COMPANY, LLC

By:	/s/ Nadim Qureshi
	Name:	Nadim Qureshi
	Title:	Manager

[Signature Page to Subscription Agreement]

SCHEDULE I

Terms of Series C Preference Shares

Title	Series C preference shares, par value US$0.0001 per share (the “Preference Shares”)
Ranking	The Preference Shares will, respect to rights to receive dividends and to participate in distributions or payments upon liquidation, dissolution or winding up, rank pari passu to the Class B ordinary shares of BPGC Acquisition Corp. (the “Company”). For the avoidance of doubt, the Preference Shares shall not be entitled to receive any distribution from the Company’s trust account.
Dividends	When, as, and if declared by the board of director of the Company, subject to pari passu treatment described in “Ranking” above.
Liquidation Preference	None. Pari passu with Class B ordinary shares as described in “Ranking” above. For the avoidance of doubt, the Preference Shares shall not be entitled to receive any distribution from the Company’s trust account.
Voting

Votes per Preference Share to be 10 (the “Exchange Ratio”), such that the number of votes for 430,000 Preference Shares equals 4,300,000.

Subject to the Articles of Association of the Company, and as set forth herein, the Preference Shares shall vote together with the Class A Shares and Class B Shares as a single class on all matters. The Preference Shares shall not have the right to vote (i) as a class with Public Shares on a Business Combination (each as defined in the Company’s articles of association) or (ii) prior to a Business Combination, on the appointment or removal of any director of the Company.

Protective Provisions	None.
Optional Conversion	None
Mandatory Conversion

Each Preference Share shall automatically convert into a number of Class A ordinary shares equal to the Exchange Ratio immediately prior to Company’s consummation of a Business Combination, or if such Business Combination is to be consummated in multiple steps, immediately prior to the first such step that involves the Company, but in no event prior to any general meeting called for the purpose of approving a Business Combination.

References in this section to “converted,” “conversion” or “exchange” shall mean the compulsory redemption without notice of Preference Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Preference Shares have been converted or exchanged at a price per Preference Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

Put Rights	None.
Call Rights	None.

[Schedule 1]